UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way,

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Shenandoah Telecommunications Company (the “Company”) conducted a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Company invited several independent registered public accounting firms to participate in this process.

Following this process, on March 1, 2022, the Audit Committee approved the engagement of RSM US, LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. On March 1, 2022, the Audit Committee also notified KPMG LLP (“KPMG”), the Company’s current independent registered public accounting firm, that it would be dismissed from that position effective immediately.

The audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021 and 2020 issued by KPMG did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report on the consolidated financial statements of the Company as of and for the year ended December 31, 2020, contained a separate paragraph stating that "As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842), and all related amendments.”

During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 1, 2022, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions thereto) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its report on the Company’s consolidated financial statements and (ii) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except concerning the material weaknesses in the Company’s internal control over financial reporting disclosed in Item 9A of each of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2021 and 2020, filed with the Securities and Exchange Commission (the “SEC”). The subject matter of this reportable event was discussed by the Audit Committee with KPMG. The Company has authorized KPMG to respond fully to the inquires of RSM concerning the subject matter of the reportable event.

The Company requested that KPMG furnish a letter addressed to the SEC stating whether KPMG agrees with the above statements. A copy of KPMG’s letter, dated March 3, 2022, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through March 1, 2022, neither the Company nor anyone on its behalf has consulted with RSM in regards to the Company’s consolidated financial statements, which were audited by KPMG as its independent registered public accounting firm, with respect to (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter, dated March 3, 2022, from KPMG LLP to the Securities and Exchange Commission

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Date: March 3, 2022	By:	/s/ James J. Volk
Senior Vice President – Chief Financial Officer
(Principal Financial Officer)